UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2007

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreement

On November 8, 2007, the Board of Directors of Group 1 Automotive, Inc. (the "Company") authorized the Company to execute indemnification agreements (each, an "Indemnification Agreement") with the members of the Board of Directors and certain of the Company’s executive officers (collectively, the "Indemnitees"). Under the terms of the Indemnification Agreement, the Company has agreed to indemnify the Indemnitees for actions taken in their respective capacities as directors or officers of the Company to the fullest extent permitted by the Delaware General Corporation Law for certain expenses and costs incurred by such Indemnitees, under the circumstances and to the extent provided for in the Indemnification Agreement. The description in this Item 5.02 of the terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Performance Award

On November 7, 2007, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Group 1 Automotive, Inc. (the "Company") approved performance-based awards (the "Performance Shares") for each of John C. Rickel (15,000 Performance Shares) and Randy L. Callison (15,000 Performance Shares). On November 8, 2007, after consultation with the Board, the Compensation Committee approved an award of 30,000 Performance Shares for Earl J. Hesterberg. All of the Performance Shares were issued under the Group 1 Automotive 2007 Long Term Incentive Plan.

Beginning on January 1, 2008 and continuing each year through 2011, with respect to each calendar-year performance period, restrictions with respect to 25% of each award will lapse if the Company achieves its annual targets with respect to the following performance measures:

• gross margin target,
• percentage of same store revenue growth compared to the Company's public automotive consolidator peer group, and
• reduction in selling, general and administrative expenses.

Each performance measure is assigned a relative weight of 33 1/3%.

The Compensation Committee will review the performance of the Company at the end of each fiscal year during the performance period to determine whether the targets have been achieved. Vesting may occur independently as to each performance measure. In the event the Company does not meet its annual target with respect to any performance measure, then the Company will review cumulative performance of each such performance measure at the end of each successive performance period. If the average performance for the preceding and current performance periods exceeds the annual performance target, then the Company will deem the performance measure to have been satisfied for the current and preceding periods.

The foregoing summary of the vesting terms of the Performance Shares is not complete and is qualified in its entirety by reference to the vesting schedule, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 8, 2007, the Board of Directors of Group 1 Automotive, Inc. (the "Company") authorized the amendment and restatement of the Company’s bylaws (the "Amended Bylaws"). The Amended Bylaws include, among other things, the following changes: (i) location of the Company's registered office, (ii) provision to allow stockholder meetings to be held by remote communication, (iii) provisions to allow notice of meeting by electronic transmission, (iv) provision for the issuance and transfer of uncertificated shares, and (v) clarification that the Company may have either a non-executive or an executive Chairman of the Board.

The foregoing summary of the Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01 Other Events.

Group 1 also announced that its board of directors approved a quarterly cash dividend of $0.14 per share payable on December 15, 2007, to stockholders of record on December 1, 2007.

Item 9.01 Financial Statements and Exhibits.

3.1 Amended and Restated Bylaws of Group 1 Automotive, Inc.

10.1 Form of Indemnification Agreement of Group 1 Automotive, Inc.

10.2 Performance-Based Restricted Stock Agreement Vesting Schedule.

99.1 Press release of Group 1 Automotive, Inc., dated as of November 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

November 12, 2007	By:	Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Group 1 Automotive, Inc.
10.1	Form of Indemnification Agreement of Group 1 Automotive, Inc.
10.2	Performance-Based Restricted Stock Agreement Vesting Schedule.
99.1	Press release of Group 1 Automotive, Inc., dated as of November 8, 2007.